Exhibit 99.1
IDEATION ACQUISITION CORP. SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
SEARCHMEDIA INTERNATIONAL LIMITED
•	National Coverage of 59 Cities and Leading Market Share in Chinese Advertising Industry

•	Extensive Advertising Network Across Multiple Media Platforms

•	Highly Diversified Advertising Base with Local, National and International Clients

•	Profitable and Scalable Revenue Model with Low Capex Requirements

•	Proven History of Organic and Acquisitive Growth

•	Strong Management Team
Los Angeles, CA — April 1, 2009 — Ideation Acquisition Corp. (“Ideation” or the “Company”) (NYSE AMEX: IDI) and SearchMedia International Limited (“SearchMedia”) announced today that they have entered into an agreement and plan of merger, conversion and share exchange (“Share Exchange Agreement”). Pursuant to the Share Exchange Agreement, following receipt of stockholder approval by Ideation, Ideation will complete a corporate reorganization that will result in a redomestication of Ideation into a Cayman Islands exempted company (“Ideation Cayman”), after which the holders of SearchMedia’s shares, warrants, options and restricted shares will exchange the outstanding securities of SearchMedia held by them for ordinary shares, warrants, options and restricted shares, respectively, of Ideation Cayman.
Following the completion of the merger, SearchMedia’s current management team will remain in place with Crystal Liu, Garbo Lee and Jennifer Huang, the current Chairman, President and CFO of SearchMedia, respectively, slated to become the Chairman, President and CFO of the combined company.
“SearchMedia has built a strong market position in China’s fast-growing outdoor advertising market and is well positioned to continue its impressive growth trend,” stated Dr. Phillip Frost, Chairman of Ideation Acquisition Corp.
“Under the leadership of SearchMedia’s seasoned management team, we are confident of continued expansion of their well established position in the marketplace,” said Robert Fried, President and CEO of Ideation. “This is a very impressive company operating in a time-tested, proven space.”
About SearchMedia
SearchMedia is a leading nationwide multi-platform media company in China. It is one of the largest integrated operators of outdoor billboard and in-elevator advertising networks in China. SearchMedia ranked first in market share of in-elevator advertising displays in 13 out of the 26 most affluent cities in China and ranked second in an additional nine of these cities, according to a leading international research company in China. SearchMedia’s core outdoor billboard and in-elevator portfolios are complemented by its subway advertising platform, which together, create an attractive multi-platform “one-stop shop” service for its local, national and international advertising clients that numbered more than 700 cumulatively since its inception.

SearchMedia currently owns and operates a network of over 1,500 high-impact billboards with over 500,000 square feet of surface area and one of China’s largest networks of in-elevator advertisement panels consisting of over 180,000 frames in 59 cities around China. Additionally, SearchMedia operates a network of over 1,200 large-format light boxes in concourses of eight major subway lines in Shanghai. According to the Metro Authority of Shanghai, in 2008, these subway lines carried an aggregate average daily traffic of approximately three million commuters.
“We are very excited about the combination of SearchMedia with Ideation,” said Crystal Liu, Chairman of SearchMedia. “We believe Ideation is an ideal partner for us because of Ideation’s strong capital markets experience, media industry focus, and its management team’s successful track record in executing M&A consolidation strategies.”
SearchMedia Historical and Projected Financials

($ in US millions)	2007	1H08	2008E	2009E
Revenue	$7.8	$31.3	$88.2	$127.8
EBITDA	$2.9	$9.5	$30.2	$49.0
GAAP Net Income (1)	$1.6	$4.3	$15.3	$29.7

(1)	GAAP Net Income adjusted for one time charges. 2H08 Expected Annualized Net Income of $21.9 million.
Summary of the Transaction
Under the terms of the Share Exchange Agreement, Ideation will issue to SearchMedia shareholders 8,578,215 million ordinary Ideation Cayman shares, representing approximately 41% of the ordinary shares of the combined company, in exchange for all outstanding SearchMedia common shares. On a fully diluted basis, SearchMedia will own 44% of the combined company. Additionally, SearchMedia warrants, options and restricted shares will be exchanged for new Ideation Cayman warrants, options and restricted shares.
Based on Ideation common shares, warrants and options on a treasury method basis, and a conversion value of $7.8815 per share, the equity value of the transaction at closing is approximately $176.7 million.

In addition, SearchMedia shareholders and restricted holders will be entitled to receive a potential earnout payment of up to 10,150,352 additional shares of common stock of Ideation Cayman as follows:

Achieved 2009 US GAAP Net Income(1)	Total Additional Ordinary Shares
Less than $25.7 million	None
Between $25.7 million — $38.4 million	Between 0 and 10.2 million
Greater than $38.4 million	10.2 million

(1)	Adjusted for extraordinary items and other expense.
Additionally, to the extent SearchMedia fails to earn the maximum number of potential earn-out shares based on achieved 2009 GAAP Net Income, SearchMedia can earn the remainder of the earn-out shares, up to a total of 10,150,352 million, if SearchMedia’s stock price closes above $11.82 for 30 consecutive trading days prior to April 15, 2010.
The implied transaction valuation (including the maximum potential earnout) yields an attractive 2009 P/E multiple of 6.7x on a fully diluted basis. As of March 27, 2009, the projected 2009 P/E multiples for comparable companies were between 9.7x and 14.8x with a mean multiple of 12.9x.
The transaction is subject to customary closing conditions, completion of all necessary documentation and approval of the shareholders of Ideation Acquisition Corp.
Following the completion of the transaction, Ideation Cayman’s board will consist of nine members, five designated by SearchMedia and four designated by certain shareholders of Ideation. At least three of the SearchMedia shareholder designees and two of the Ideation shareholder designees will be independent.
The Frost Group, LLC, an affiliate of Ideation, has committed up to $18.25 million to support the transaction through open market or privately negotiated purchases of publicly held Ideation common shares.
Oppenheimer & Co. Inc. acted as exclusive financial advisor and Akerman Senterfitt acted as legal counsel to Ideation. Latham & Watkins acted as legal counsel to SearchMedia.
About Ideation Acquisition Corp.
Ideation is a publicly traded special purpose acquisition corporation, or SPAC, formed to acquire one or more businesses with a focus on the media sector. As of December 31, 2008, Ideation had in its trust account approximately US$78.8 million (including deferred underwriting fees of US$2.7 million) from the proceeds raised through its initial public offering in November 2007 and interest thereon. As of December 31, 2008, the amount per share available upon liquidation of the trust was approximately US$7.8815. Ideation has been pursuing acquisition opportunities since the closing of the offering. Ideation is headquartered in Wilmington, Delaware.

Conference Call information
     Ideation and SearchMedia will host a conference call on Thursday, April 2, 2009 at 8:30 a.m. Eastern daylight time to discuss the share exchange with SearchMedia. Live audio of the conference call will be available by dialing (800) 348-6630 (United States) or (706) 679-7451 (International) and by referencing Conference Code: 93328223. A phone replay will be available until April 16, 2009 at midnight Eastern daylight time by dialing (800) 642-1687 (United States) or (706) 645-9291 (International) and by referencing Conference Code: 93328223.

Contact:	Robert N. Fried President and Chief Executive Officer of Ideation (310) 694-8150
Forward-looking statements
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting Ideation and SearchMedia, their ability to complete a business combination and those other risks and uncertainties detailed in Ideation’s filings with the Securities and Exchange Commission. Ideation and SearchMedia caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Ideation and SearchMedia do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.
Participation in Solicitation/Additional Information
Ideation, SearchMedia and their respective directors, executive officers, affiliates and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Ideation’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on March 20, 2009, and information regarding SearchMedia’s directors and executive officers is available in Ideation’s and ID Arizona Corp.’s preliminary Proxy Statement/Prospectus, which was filed with the SEC on March 31, 2009, and can be found on the SEC website at www.sec.gov under the registrant name “ID Arizona Corp.” Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available.
Disclaimer
This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Ideation, SearchMedia, or either of their affiliates or the securities of either companies’ affiliates, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.